                                                                    EXHIBIT 10.1

================================================================================

                            TRANSOCEAN OFFSHORE INC.

                (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.)

                                 -------------

                  AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS

                                 -------------

                         DATED AS OF SEPTEMBER 6, 1996



                                  $30,000,000


                    6.90% SENIOR NOTES DUE FEBRUARY 15, 2004


================================================================================

                            TRANSOCEAN OFFSHORE INC.

                (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.)

                                 -------------

                  AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS

                                 -------------

                                  $30,000,000
                    6.90% SENIOR NOTES DUE FEBRUARY 15, 2004



                                                   Dated as of September 6, 1996


TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO:


Ladies and Gentlemen:

     TRANSOCEAN OFFSHORE INC. (formerly known as Sonat Offshore Drilling Inc.), a Delaware corporation (together with any successors and assigns that become such in accordance with the Note Purchase Agreements, the "COMPANY"), hereby agrees with you as follows:

1.  PRIOR ISSUANCE OF NOTES, ETC.

     The Company issued and sold thirty million dollars ($30,000,000) in aggregate principal amount of its six and ninety one-hundredths percent (6.90%) Senior Notes due February 15, 2004 (as they may be amended, restated or otherwise modified from time to time, and including each Note delivered from time to time in accordance with any of the Note Purchase Agreements, the "NOTES") pursuant to the separate Note Purchase Agreements, each dated as of February 15, 1994, between the Company and the purchasers named in Annex 1 thereto (as in effect immediately prior to giving effect to the amendment provided for by this Agreement, the "EXISTING NOTE PURCHASE AGREEMENTS" and, as may be amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENTS"). The entire original aggregate principal amount of the Notes currently remains outstanding, although one or more Note transfers have occurred. The register kept by the Company pursuant to the Note Purchase Agreements for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") is currently a holder of the aggregate principal amount of Notes indicated in such Annex.

2.  REQUEST FOR CONSENT TO AMENDMENT

     The Company requests that each of you consent to the amendment to the Existing Note Purchase Agreements provided for by this Agreement (the "AMENDMENT").

3.  WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement, and to induce you to consent to the Amendment, the Company makes the warranties and representations set forth in Attachment B, effective as of the date of the Company's execution of this Agreement and as of the Amendment No. 1 Effective Date (as such term is defined in Section 4.2), which are incorporated herein by reference with the same force and effect as though set forth herein in full (it being agreed, however, that nothing in this Section 3 or such Attachment or Attachment A or elsewhere in this Agreement shall affect any of the warranties and representations previously made by the Company in or pursuant to the Note Purchase Agreements, and that all of such other warranties and representations, as well as the warranties and representations in such Attachment, shall survive the Amendment No. 1 Effective
Date).

4.  AMENDMENT

     4.1  AMENDMENT OF EXISTING NOTE PURCHASE AGREEMENTS.

     Subject to Section 4.2, each of the Existing Note Purchase Agreements is hereby amended in the manner specified in Attachment A.

     4.2  EFFECTIVENESS OF AMENDMENT.

     The amendment of each of the Existing Note Purchase Agreements contemplated by Section 4.1 and Attachment A shall become effective, if at all, at the time specified in Attachment C (the date, if any, on which the Amendment so becomes effective is referred to herein as the "AMENDMENT NO. 1 EFFECTIVE DATE").

5.  DEFINED TERMS

     Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Note Purchase Agreements.

6.  EXPENSES

     Whether or not the Amendment becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of your special counsel (namely, Hebb & Gitlin, a Professional Corporation) incurred in connection with the preparation, negotiation and delivery of this Agreement.

7.  MISCELLANEOUS

     7.1  PART OF NOTE PURCHASE AGREEMENTS, FUTURE REFERENCES, ETC.

     This Agreement shall be construed in connection with and as a part of each of the Note Purchase Agreements and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreements and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires. All references herein to "THIS AGREEMENT" (other than such references in Attachment A where the context requires that such references are to the Note Purchase Agreements) mean this Amendment No. 1 to Note Purchase Agreements, as this Amendment No. 1 to Note Purchase Agreements may be amended, restated or otherwise modified from time to time.

     7.2  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     7.3  DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by the Company and each Current Noteholder shall constitute one duplicate original.

     [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]

     If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between the Company and you in accordance with its terms (provided that effectiveness of the Amendment shall remain subject to the provisions of Section 4.2 and Attachment
C).

                                    Very truly yours,

                                    TRANSOCEAN OFFSHORE INC.



                                    By________________________________

                                      Name:

                                      Title:

[SIGNATURE PAGE FOR AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS OF TRANSOCEAN OFFSHORE INC. (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.) IN CONNECTION WITH ITS 6.90% SENIOR NOTES DUE FEBRUARY 15, 2004]

Accepted:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By____________________________________

  Name:

  Title:



By____________________________________

  Name:

  Title:

[SIGNATURE PAGE FOR AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS OF TRANSOCEAN OFFSHORE INC. (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.) IN CONNECTION WITH ITS 6.90% SENIOR NOTES DUE FEBRUARY 15, 2004]

Accepted:

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY



By____________________________________

  Name:

  Title:



[SIGNATURE PAGE FOR AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS OF TRANSOCEAN OFFSHORE INC. (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.) IN CONNECTION WITH ITS 6.90% SENIOR NOTES DUE FEBRUARY 15, 2004]

                                                                         ANNEX 1

                   CURRENT NOTEHOLDERS AND PRINCIPAL AMOUNTS

========================================================================
       NAME OF CURRENT NOTEHOLDER          AGGREGATE PRINCIPAL AMOUNT OF
                                                    NOTES HELD
========================================================================

Principal Mutual Life Insurance Company                      $20,000,000
------------------------------------------------------------------------
Provident Life and Accident                                  $10,000,000
Insurance Company
(Note registered in the name
of its nominee PEPA & CO.)
========================================================================

                                   Annex 1-1

                                                                    ATTACHMENT A

                                   AMENDMENT


(S)A.1. SECTION 4 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY ADDING AT THE END THEREOF A NEW SECTION 4.6 TO READ AS FOLLOWS:

     "4.6 OFFER TO PREPAY UPON FAILURE TO OBTAIN INVESTMENT GRADE RATINGS

          (A) NOTICE AND OFFER. If the Investment Grade Condition is not satisfied on or before March 31, 1997, the Company will, not later than April 2, 1997, give written notice of such failure to each Noteholder by facsimile transmission and, simultaneously with the sending of such telecopied notice, send a copy of such notice to each such Noteholder via an overnight courier of national reputation. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such Noteholder on a date (which shall be a Business Day not earlier than May 15, 1997 and not later than June 30, 1997) specified by the Company in such notice (the "PUT PREPAYMENT DATE"). If the Company fails to specify the Put Prepayment Date, then the Put Prepayment Date shall be June 30, 1997. If the Company shall not have received a written response to such notice from a Noteholder within ten (10) days after the delivery of such telecopied notice to such Noteholder, then the Company will immediately send a second such written notice to such Noteholder via an overnight courier of national reputation.

          (B) ACCEPTANCE AND PAYMENT. To accept such offered prepayment, a Noteholder shall cause a notice of such acceptance to be delivered to the Company, by facsimile transmission, not later than May 9, 1997. If so accepted, such offered prepayment shall be due and payable on the Put Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with:

               (i) an amount equal to the Make-Whole Amount, if any, as of the Put Prepayment Date in respect of the principal amount of the Notes being so prepaid; and

               (ii) interest on such principal amount then being prepaid accrued to the Put Prepayment Date.

     Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date (including documentation supporting the determination of the Make-Whole Discount Rate).

                                Attachment A-1

          (C) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 4.6 shall be accompanied by a certificate, executed by a Senior Officer of the Company and dated the date of such offer, specifying:

               (i)  the Put Prepayment Date;

               (ii) that such offer is being made under Section 4.6 of this Agreement;

               (iii)  the principal amount of each Note offered to be prepaid;

               (iv) the interest that would be due on the Put Prepayment Date on each such Note offered to be prepaid;

               (v) that the conditions of this Section 4.6 have been fulfilled; and

               (vi) a reasonably detailed calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the Put Prepayment Date), that would be due in connection with such offered prepayment.

          (D) EFFECT OF PREPAYMENT. Each prepayment of the Notes pursuant to this Section 4.6 shall be applied to reduce each of the Required Principal Payments remaining after the date of such prepayment ratably.

          (E) NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Promptly after the Put Prepayment Date and the making of all prepayments contemplated under this Section 4.6 (and, in any event, within ten (10) days thereafter), the Company shall deliver to each Noteholder a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such Noteholder the outstanding principal amount of Notes held by such Noteholder at such time.

          (F) NOTICE CONCERNING INVESTMENT GRADE CONDITION. The Company will, promptly following satisfaction of the Investment Grade Condition, and in any event within five (5) Business Days thereafter, deliver to each Noteholder a copy of a letter or other writing from both S&P and Moody's evidencing such satisfaction, which copy shall be certified as true and complete by a Senior Financial Officer of the Company."


(S)A.2. THE FIRST SENTENCE OF SECTION 5.1 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY REPLACING THE CROSS-REFERENCE TO SECTION 6.3 WITH A CROSS-REFERENCE TO SECTION 6.27.

(S)A.3. THE FIRST SENTENCE OF SECTION 5.2(A) OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY REPLACING THE CROSS-REFERENCE TO SECTION 6.3 WITH A CROSS-REFERENCE TO SECTION 6.27.

                                Attachment A-2

(S)A.4. SECTION 6 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

"6.  COVENANTS

     The Company covenants that on and after the Amendment No. 1 Effective Date and so long as any of the Notes shall be outstanding:

     6.1 Corporate Existence. Each of the Company and its Material Subsidiaries will preserve and maintain its existence except for the dissolution of any Material Subsidiaries whose assets are transferred to the Company or any of its Subsidiaries or except as otherwise expressly permitted herein.

     6.2 Maintenance. Each of the Company and its Material Subsidiaries will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as are not, individually or in the aggregate, likely to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Company or any Material Subsidiary from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Company or any Material Subsidiary, as applicable, desirable in the conduct of their businesses.

     6.3 Taxes. Each of the Company and its Subsidiaries will duly pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon (or, if later, within ninety (90) days of becoming past due), unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     6.4 ERISA. Each of the Company and its Subsidiaries will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Company or any Material Subsidiary and will promptly notify each Noteholder upon an officer of the Company becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder is not reasonably likely to have a Material Adverse Effect), other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the Company's or any of its Subsidiaries' intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and
(iv) the receipt by the Company or any of its Subsidiaries of notice of the occurrence of any event that is reasonably likely to result in the incurrence of any liability (other than for benefits), fine or penalty to the Company and/or to any of the Company's Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole, or any plan amendment that is reasonably likely to materially increase the contingent liability of the Company and its Subsidiaries, taken as a whole, in connection with any post-retirement benefit under a welfare plan (subject to ERISA). The Company will also promptly notify each Noteholder of (i) any material

                                Attachment A-3
contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default is reasonably likely to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that is reasonably likely to have a Material Adverse Effect.

     6.5 Burdensome Restrictions, Etc. Promptly upon any officer of the Company becoming aware thereof, the Company shall give to each Noteholder written notice of (i) the adoption of any new requirement of law which is reasonably likely to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which is reasonably likely to have a Material Adverse Effect.

     6.6 Insurance. Each of the Company, its Material Subsidiaries and any SPVs will maintain or cause to be maintained, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers' and public and product liability risks. The Company will within ten (10) Business Days after the Initial Borrowing Date and on or before March 31st of each calendar year and upon the request of any Noteholder, furnish a certificate from an officer of the Company setting forth the nature and extent of the insurance maintained pursuant to this Section 6.6.

     6.7 Financial Reports and Other Information. (a) The Company, its Subsidiaries and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Noteholders and their respective authorized representatives such information about the business and financial condition of the Company, its Subsidiaries and any SPVs as any Noteholder may reasonably request; and, without any request, will furnish to each Noteholder:

          (i) within sixty (60) days after the end of each of the first three
(3) fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (delivery to each Noteholder of a copy of the Company's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.7(b));

          (ii) within one hundred twenty (120) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of

                                Attachment A-4
such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (delivery to each Noteholder of a copy of the Company's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.7(b));

          (iii) commencing with fiscal year 1997, to the extent actually prepared and approved by the Company's board of directors, a projection of Company's consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal quarter of the Company ending during such year; and

          (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Company sends to its stockholders generally or files with the SEC or any similar governmental authority (and is publicly available).

     (b) Each financial statement furnished to the Noteholders pursuant to subsections (i) and (ii) of Section 6.7(a) shall be (i) accompanied by additional information setting forth calculations excluding the effects of any SPVs and containing such calculations for any SPVs as reasonably requested by any Noteholder, and (ii) accompanied by (x) a written certificate signed by the Company's chief financial officer (or other financial officer of the Company), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, and (y) a compliance certificate substantially similar in form to Exhibit
6.7 to the Existing Credit Agreement (but in the first paragraph thereof referring to the Note Purchase Agreements instead of to the Credit Agreement, and in the second paragraph thereof certifying to the Noteholders instead of to the Lenders and other Persons referred to in such Exhibit, and with such other changes as necessary and appropriate to conform to the requirements of this Agreement) showing the Company's compliance with certain of the covenants set forth herein. Together with the financial statements required pursuant to subsections (i) and (ii) of Section 6.7(a), the Company shall furnish to the Noteholders a certificate of the chief financial officer of the Company reporting all Transfers of assets effected by the Company and its Subsidiaries during the fiscal year covered by such financial statements which were other than in the ordinary course of business and involved asset net book values in excess of $250,000 in any single transaction or related series of transactions, including the net book value of such assets and the amounts received by the Company and its Subsidiaries with respect to such Transfers, and such other information regarding such transactions as any Noteholder may reasonably request.

     (c) Promptly upon receipt thereof, the Company will provide each Noteholder with a copy of each report or "management letter" submitted to the Company, any of its Material Subsidiaries or any SPVs by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Company, any of its Material Subsidiaries or any SPVs.

                                Attachment A-5

     (d) Promptly after any officer of the Company obtains knowledge of any of the following, the Company will provide each Noteholder with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against the Company, any of its Subsidiaries or any SPV or any property owned or operated by the Company, any of its Subsidiaries or any SPV;

          (ii) any condition or occurrence on any property owned or operated by the Company, any of its Subsidiaries or any SPV that results in material noncompliance by the Company, any of its Subsidiaries or any SPV with any Environmental Law; and

          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Company, any of its Subsidiaries or any SPV other than in the ordinary course of business.

     (e) The Company will promptly, and in any event within five (5) days, after an officer of the Company has knowledge thereof, give written notice to each Noteholder of: (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section B.4 of Attachment B to Amendment No. 1; (iii) any circumstance that has had or reasonably threatens a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is likely to result in a breach of, Sections 6.23, 6.24 or 6.25; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Company, any Subsidiary or any SPV in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

     (f) The Company will promptly, and in any event within five (5) days, after execution or other effectiveness thereof, give (or cause to be given) written notice to each Noteholder of any amendment, restatement or other modification of, and of each waiver or consent relating to, and each release or termination (whether relating to collateral or to effectiveness of any such agreement) with respect to, any of the Security Documents.

     6.8 Inspection Rights. Upon reasonable notice from any Noteholder, the Company will permit such Noteholder (and such Persons as such Noteholder may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Company's expense, to visit and inspect any of the properties of the Company, any of its Subsidiaries or any SPV, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss with such Noteholder (and such Persons as such Noteholder may reasonably designate) the affairs, finances and accounts of the Company, its Subsidiaries and any SPVs), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Company and/or his or her designee shall be afforded the opportunity to be present at any such meeting of any Noteholder and such accountants. Each Noteholder agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests it shall make to exercise its rights under this Section 6.8 and/or Section 6.7.

                                Attachment A-6

     6.9 Conduct of Business. Except as expressly permitted herein, the Company, its Subsidiaries and any SPVs will not engage in any line of business other than the (i) contract drilling business, (ii) any hydrocarbon exploration services or hydrocarbon development services business, (iii) on and after the Exchange Offer Consummation Date, any then existing business of Transocean or any of its Subsidiaries or (iv) any related business (each a "Permitted Business").

     6.10  [Intentionally Omitted.]

     6.11 New Subsidiaries. The Company will cause each Subsidiary (other than any Person that is already a Guarantor with respect to the payment obligations under this Agreement and the Notes pursuant to a Subsidiary Guaranty) that becomes a guarantor of any of the payment obligations of the Company under the Credit Agreement or any other Credit Document (whether pursuant to Section 6.11 of the Credit Agreement or otherwise) to become a guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes pursuant to a Subsidiary Guaranty not later than the time at which such Subsidiary becomes such a guarantor of payment obligations of the Company under the Credit Agreement or any other Credit Document, any such guaranties to be substantially on the same terms as provided in the Subsidiary Guaranties as in effect on the Amendment No. 1 Effective Date (subject to amendments and waivers with respect thereto, and subject to releases or terminations thereof, in accordance with the terms of the relevant Subsidiary Guaranty or the terms of the Existing Intercreditor Agreement). The Company will cause the Noteholders to have the benefits of any pledges of stock of any Subsidiary (whether pursuant to Section 6.11 of the Credit Agreement or otherwise), and of any pledges of notes of any Subsidiary, for the benefit of any of the lenders (as such) under the Credit Agreement, on substantially the same terms as provided in the Stock Pledge Agreement or the Note Pledge Agreement, as the case may be, as in effect on the Amendment No. 1 Effective Date (subject to amendments and waivers with respect thereto, and subject to releases or terminations thereof, in accordance with the terms of the relevant stock pledge agreement or note pledge agreement, as the case may be, or the terms of the Existing Intercreditor Agreement).

     6.12 Limitation on Certain Restrictions on Subsidiaries; Dividends; Negative Pledges.

     (a) The Company and its Subsidiaries will not, directly or indirectly, create or otherwise permit to exist or become effective any contractual restriction on the ability of any Subsidiaries of the Company to (i) pay dividends or make any other distributions on its capital stock, or any other interest or participation in its profits, owned by the Company or pay any Indebtedness owed to the Company, or (ii) make loans or advances to the Company, except for (1) restrictions existing under or by reason of applicable law or the Note Purchase Agreements or the Credit Agreement or the other Credit Documents or any modifications of any thereof, (2) agreements as to formalities required to declare or make a dividend or distribution or that require retention of reasonable cash reserves for working capital purposes, (3) with respect to any particular Subsidiary, any such restriction contained in any agreement for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary or of any other Subsidiary that directly or indirectly controls such Subsidiary or providing for obligations of the nature described in the definition of the term "Non-recourse Debt," (4) prior to the Exchange Offer Consummation Date, any such restriction contained in the SODI Credit Facility, and (5) any restrictions (not otherwise permitted above) existing in connection with any Person acquired by, or merged with or into, the Company

                                Attachment A-7
or any Subsidiary of the Company after the C.A. Effective Date, in which case the Company shall either promptly cause the removal or release of any such restrictions not otherwise permitted above or not advance the proceeds of any loan under the Credit Agreement to the relevant Subsidiary even if otherwise permitted by the Credit Agreement.

     (b) The Company may only redeem, purchase or otherwise acquire any shares of its capital stock if capital stock of the Company is purchased (or the purchase thereof funded) (i) for any Code Section 401(K) plan, Code Section 423 plan or Plan or Foreign Plan of the Company or any of its Subsidiaries, or (ii) so long as the Consolidated Net Worth (after giving effect to such redemption, purchase or acquisition) is at least equal to the minimum Consolidated Net Worth then required under Section 6.25 plus $100,000,000; in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption, purchase or acquisition. The Company shall not, and will not permit any Subsidiary to, make any deposit for any purpose prohibited by this Section 6.12(b). Nothing in this Section 6.12(b) shall (i) prohibit the redemption, purchase or acquisition of capital stock of the Company within sixty (60) days after the commitment to effect such redemption, purchase or acquisition is made, if at the date such commitment is made, such redemption, purchase or acquisition would have complied with this Section 6.12(b), (ii) prohibit the making of any deposit for any redemption, purchase or acquisition of capital stock of the Company, if at the date such deposit is made such redemption, purchase or acquisition would have complied with this Section 6.12(b), or (iii) prohibit the payment of cash in lieu of fractional shares.

     (c) The Company and its Subsidiaries shall not enter into any agreement expressly and directly (i) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) prohibiting or restricting the ability of the Company or any Subsidiary of the Company from amending or otherwise modifying this Agreement, except that the Company or any Subsidiary of the Company may do so (x) in connection with (1) the creation, incurrence or assumption of any Lien permitted to exist pursuant to Section 6.14, (2) the incurrence or assumption of any Indebtedness or letters of credit permitted to exist pursuant to Section 6.15 of the Existing Credit Agreement or of any Non-recourse Debt or (3) a transaction or proposed transaction pursuant to which the Notes would be prepaid in like amount, (y) with respect to any particular property or asset (or the revenues associated therewith), in connection with any permitted transaction involving such property or asset (including, without limitation, prohibitions in agreements on the assignment or granting of a Lien thereon) or the Subsidiary of the Company owning such property or asset, or (z) in, or in any modification of, the Note Purchase Agreements, the Credit Agreement or any of the Credit Documents.

     6.13 Restrictions on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person, or sell all or substantially all of its assets or stock except:

     (a) the Exchange Offer, any subsequent acquisition of the stock of Transocean, and any transfer of stock in Transocean by the Company to NSub;

     (b) the Company or any of its Subsidiaries may form new Subsidiaries;

                                Attachment A-8

     (c) the Company or any of its Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or acquisition, (i) the Company or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person is, or will thereby become, a Subsidiary of the Company), (ii) the Company or any such Subsidiary complies with Section 6.11 and Section 6.12 to the extent applicable and (iii) no Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or acquisition;

     (d) the Company may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any Subsidiary; and any of the Company's Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of their assets or stock to, any other Subsidiary of the Company (or to a Person who will contemporaneously therewith become a Subsidiary of the Company) and the Company may sell all or substantially all of the stock of any Subsidiary of the Company to any other Subsidiary of the Company (or to a Person who will contemporaneously therewith become a Subsidiary of the Company), so long as (i) Section 6.11 and Section
6.12 are complied with to the extent applicable and (ii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing after or result from such merger, consolidation, purchase or acquisition;

     (e) any Transfer (including any Transfer of the stock of a Subsidiary of the Company) permitted under Section 6.19, and any merger or consolidation involving any Subsidiary of the Company which, if treated as a Transfer of the assets of such Subsidiary, would be permitted under Section 6.19; and

     (f) the Company and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before the Maturity Date. The Company shall not take any action which will result in a decrease in the percentage of the outstanding shares of capital stock which it owns in NSub or any other direct Material Subsidiary, and will not permit NSub to take any action which will result in a decrease in the percentage of the outstanding shares of capital stock which NSub owns in Transocean. The Company or any Subsidiary of the Company may decrease its ownership percentage of any other Material Subsidiary (i) so long as (x) the Company, directly or indirectly, maintains an ownership interest of at least fifty-one percent (51%) and has voting control of the Board of Directors or similar governing body in such Material Subsidiary or (y) its entire ownership interest in such Material Subsidiary is transferred pursuant to the terms hereof, or (ii) in connection with any dissolution of such Material Subsidiary permitted by Section 6.1 or any other transaction expressly permitted herein.

     6.14 Liens. The Company and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Company or any Subsidiary, except the following (collectively, the "Permitted Liens"):

     (a) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other

                                Attachment A-9
similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Company or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (d) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (e) Liens arising out of judgments or awards against the Company or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Company or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty
(60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Company and its Subsidiaries secured by such Liens shall not exceed $15,000,000 at any one time outstanding;

     (f) Liens securing Indebtedness permitted by Section 6.15(d) or (e) of the Existing Credit Agreement (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

     (g) (i) Liens on assets and interests acquired after the C.A. Effective Date, and Liens on the Amaranti and the Discoverer Enterprise, in each case so long as such Liens secure "Non-recourse Debt", and (ii) Liens on the stock or assets of SPVs;

     (h) Liens on property existing at the time such property is acquired by the Company or any Subsidiary of the Company and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto) and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Company and not created in

                                Attachment A-10
contemplation of such Person becoming a Subsidiary of the Company (or on repairs, renewals, replacements, additions, accessions and betterments thereto), provided that the aggregate amount of Indebtedness secured by all such Liens (including, without limitation, any such Liens as the same may be extended, renewed or replaced pursuant to clause (j) below) does not exceed $30,000,000 at any one time outstanding;

     (i) Liens existing on the C.A. Effective Date and listed on Schedule 6.14 to the Existing Credit Agreement;

     (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced;

     (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

     (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (o) zoning, planning and environmental laws and ordinances and municipal regulations;

     (p) financing statements filed by lessors of property (but only with respect to the property so leased);

     (q) Liens created, or required or contemplated to be created, by or under the Security Documents or Section 6.10, 6.11 or 7.4 of the Existing Credit Agreement;

     (r) Liens on properties or assets, such as (without limitation) contracts and books and records, directly relating to any properties or assets subject to a Lien otherwise permitted by this Section 6.14;

                                Attachment A-11

     (s) Liens on rents, revenues and other income associated with, or other proceeds of, any properties or assets subject to a Lien permitted under this
Section 6.14;

     (t) Liens to secure the SODI Credit Facility or the Transocean Credit Facility until such time as the Indebtedness thereunder is required to be paid pursuant to the terms hereof;

     (u) Liens on up to $4,900,000 in cash (or any investments thereof) to secure performance by Transocean and/or its Subsidiaries of their obligations in respect of the guarantee issued to Nissho Iwai by Christiania Bank og Kreditkasse under Reference No. 250,115 dated 24 September 1986;

     (v) Liens on cash in an aggregate amount no greater than the aggregate cash purchase price offered for the shares of Transocean stock in the Mandatory Bid (together with interest thereon as required under Norwegian law or by the Oslo Stock Exchange), deposited with the bank issuing any Mandatory Bid Bank Guarantee or any other reasonably necessary Person for the purpose of discharging the Company's or NSub's obligations under the Mandatory Bid (or any investments thereof); and

     (w) Liens (not otherwise permitted by this Section 6.14) on property securing Indebtedness (or other obligations) aggregating at any time outstanding no greater than $5,000,000.

     6.15  [Intentionally Omitted.]

     6.16 Use of Property and Facilities; Environmental Laws. The Company and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Company or any Subsidiary of the Company, where the failure to comply is reasonably likely to have a Material Adverse Effect.

     6.17 Advances, Investments and Loans. The Company and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (any of the foregoing, an "Investment") except:

     (a) Investments in Cash Equivalents and deposit accounts;

     (b) receivables owing to the Company or a Subsidiary of the Company created or acquired in the ordinary course of business and payable on customary trade terms of the Company or such Subsidiary;

     (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (d) Interest Rate Protection Agreements and foreign exchange futures agreements, arrangements or options entered into in compliance with Section 6.15(g) or 6.15(h) of the Existing Credit Agreement;

                                Attachment A-12

     (e) deposits and progress payments made in the ordinary course of business;

     (f) any Investment by the Company or any Subsidiary of the Company in the Company, any Subsidiary of the Company or any Person that, upon such Investment, will become a Subsidiary of the Company or will be merged with or into the Company or any Subsidiary of the Company and any Guaranties with respect thereto except as expressly restricted hereunder;

     (g) as permitted by Section 6.12 or 6.13;

     (h) Investments of substantially equivalent quality to those referred to in subsections (i), (ii), and (iii) of the definition of Cash Equivalents denominated in a currency other than Dollars, provided that the aggregate net book value of all such investments under this Section 6.17(h) shall not exceed an amount equal to five percent (5%) of Consolidated Tangible Assets at any time outstanding;

     (i) Investments existing on the C.A. Effective Date and referred to on
Schedule 6.17 to the Existing Credit Agreement;

     (j) travel, relocation, sales commission and other advances to, and loans to, officers and employees incurred or made in the ordinary course of business;

     (k) Investments in another Person received in connection with the disposition of assets by the Company or any Subsidiary of the Company not prohibited herein;

     (l) to the extent (if any) constituting Investments, obligations of other Persons to the Company or any of its Subsidiaries in respect of the existence or performance of Performance Guaranties, Performance Letters of Credit (or related reimbursement obligations) or Indebtedness described in Section 6.15(l) of the Existing Credit Agreement;

     (m) Investments in SPVs and other Persons, including, without limitation, by means of advances or loans to another Person who has a direct or indirect investment in a Subsidiary of the Company or a SPV, provided that (i) such SPV or such other Person is engaged in a Permitted Business, and (ii) an investment shall not be permitted under this Section 6.17(m) if at the time it is made and after giving effect thereto the aggregate net book value of all such Investments under this Section 6.17(m) shall exceed twenty-five percent (25%) of Consolidated Tangible Assets determined at such time; and (iii) no drillships, offshore mobile drilling units or offshore drilling rigs owned as of the C.A. Effective Date by the Company or any of its Subsidiaries (or from and after the Exchange Offer Consummation Date, Transocean or any of its Subsidiaries) are transferred to any such entity pursuant to this Section 6.17(m) (excluding the Amaranti and the Discoverer Enterprise);

     (n) temporary Investments of cash not otherwise permitted above to the extent the same is being held to fund reasonably anticipated working capital needs, not to exceed the equivalent of $5,000,000 in the aggregate;

                                Attachment A-13

     (o) Investments in obligations of a state of the United States of America or any state or other political subdivision thereof given a rating of A or better by S&P or Moody's and maturing within one (1) year from the date of acquisition;

     (p) Investments in any variable-dividend rate preferred stock issued by a closed-ended investment company regulated under the Investment Company Act of 1940, as amended, which invests solely in obligations of any state of the United States of America or any state or other political subdivision thereof that at the time of the making of such Investment has the highest ratings by S&P or Moody's (or the highest rating by another U.S. nationally recognized rating agency) the dividend rate of which preferred stock is reset no less frequently than each thirty (30) days;

     (q) Investments in shares of investment companies regulated under the Investment Company Act of 1940, as amended, provided that such companies invest primarily in investments of the types described in the definition of Cash Equivalents;

     (r) other Investments received by way of dividend, distribution or mandatory exchange or conversion in respect of any of the foregoing;

     (s) consummation of the Exchange Offer; and

     (t) Investments not otherwise permitted by this Section 6.17 having an aggregate net book value at any time outstanding not in excess of $5,000,000.

     6.18 Modifications of Corporate Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or change in any way materially adverse to the interests of the Noteholders, its certificate or articles of incorporation or by-laws or (in the case of persons other than corporations) other comparable corporate governance documents, it being acknowledged and agreed that the amendments to the Company's certificate of incorporation described in the Offer to Purchase (as delivered to each Noteholder) do not violate this Section 6.18.

     6.19 Transfers of Assets. The Company and its Subsidiaries shall not permit any Transfer of an asset except:

     (a) the Transfer of inventory, equipment and other assets in the ordinary course of business;

     (b) the retirement or replacement of assets in the ordinary course of business;

     (c) the Transfer of any assets among any of the Company and its Subsidiaries;

     (d) any Transfer permitted by Section 6.12;

     (e) any Transfer permitted by Section 6.13;

     (f) any Investment permitted by Section 6.17;

                                Attachment A-14

     (g) the Liens permitted by Section 6.14;

     (h) sale and leaseback transactions, provided that the aggregate amount that would be reflected as a liability on the balance sheet of the Company if such transactions were treated as Capitalized Lease Obligations shall not exceed $35,000,000 at any one time;

     (i) the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Company or the relevant Subsidiary of the Company, as the case may be;

     (j) the Transfer of any Investment in a SPV or any Person other than a Subsidiary of the Company;

     (k) exchanges of assets that are of a like kind and value; and

     (l) the Transfer of any assets not otherwise covered by this Section 6.19, provided that (i) the net book value of such assets shall not exceed in the aggregate $25,000,000 for fiscal year 1996, and (ii) for each fiscal year thereafter, the net book value of such assets shall not exceed five percent (5%) of Total Assets as of the last day of the preceding fiscal year and the annual contribution to EBIT of such assets shall not exceed in the aggregate ten percent (10%) of EBIT for the preceding fiscal year (or, for fiscal year 1997, pro forma EBIT for fiscal year 1996), in each case determined in accordance with GAAP.

     6.20 Transactions with Affiliates. Except as otherwise specifically permitted herein, the Company and its Subsidiaries shall not (except pursuant to contracts outstanding as of (i) with respect to the Company, the C.A. Effective Date or (ii) with respect to any Subsidiary of the Company, the C.A. Effective Date or, if later, the date such Subsidiary first became a Subsidiary of the Company) enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Controlling Affiliate, except pursuant to the requirements of the Company's or such Subsidiary's business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, is fair and equitable to the Company or such Subsidiary.

     6.21 Optional Prepayments. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, optionally prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness (other than Indebtedness evidenced by the Notes and the Note Purchase Agreements and Indebtedness to the Company or any Subsidiary of the Company), or give an optional notice of redemption with respect to any such Indebtedness, in each case if any Default or Event of Default shall have occurred and be continuing hereunder (after giving effect to any such optional payment).

     6.22 Compliance with Laws. Without limiting any of the other covenants of the Company in this Section 6, the Company and its Subsidiaries shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or

                                Attachment A-15
judicial authorities; provided, however, that this Section 6.22 shall not require the Company or any Subsidiary of the Company to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.

     6.23 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of each fiscal quarter of the Company, commencing with the first full fiscal quarter ended after the Exchange Offer Consummation Date, to be less than 3:00 to 1:00.

     6.24 Total Funded Debt to Total Capital Ratio. The Company will maintain, as of the end of each fiscal quarter of the Company, commencing with the first full fiscal quarter ended after the Exchange Offer Consummation Date, a ratio (expressed as a percentage) of Total Funded Debt to Total Capital of (i) no greater than 45% during the period from the first day of such first full fiscal quarter through December 31, 1998, and (ii) at any time from January 1, 1999, until final maturity, no greater than 40%.

     6.25 Minimum Consolidated Net Worth. The Company will (i) maintain, for the period from immediately after the Exchange Offer Consummation Date through the consummation of the Mandatory Bid, a minimum Consolidated Net Worth of at least ninety percent (90%) of Consolidated Net Worth as of immediately after the Exchange Offer Consummation Date, and will have a Consolidated Net Worth of at least $1,400,000,000 as of immediately after the consummation of the Mandatory Bid, and (ii) maintain a minimum Consolidated Net Worth, as of the end of each full fiscal quarter of the Company after the Exchange Offer Consummation Date, of at least the sum of (x) $1,400,000,000, plus (y) an amount equal to 50% of Consolidated Adjusted Net Income (if positive) for the fiscal quarter ending December 31, 1996, plus (z) an amount equal to the greater of 0 and 50% of fiscal year-to-date Consolidated Adjusted Net Income (if positive) for each fiscal quarter thereafter.

     6.26 SODI Credit Facility and Transocean Credit Facility Releases. The Company will provide to each Noteholder evidence that the promissory notes and all other outstanding Indebtedness under the SODI Credit Facility and the Transocean Credit Facility have been paid in full and evidence that all Liens under the SODI Credit Facility and the Transocean Credit Facility have been released within one (1) day of the Initial Borrowing Date with respect to the SODI Credit Facility and within eleven (11) days of the Initial Borrowing Date with respect to the Transocean Credit Facility.

     6.27 Payment of Notes and Maintenance of Office. The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company referred to in Section 10.1 hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

                                Attachment A-16

     6.28 Private Offering. The Company will not, and will not authorize any Person to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to require registration of the issuance and sale of the Notes under section 5 of the Securities Act.

     6.29 Equal and Ratable Lien; Equitable Lien. In case any property or asset shall be subjected to a Lien in violation of Section 6.14, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will, if so requested by the Required Holders, promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments have been duly authorized, executed and delivered and are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of Section 6.14 will constitute a Default hereunder, whether or not any such provision is made pursuant to this Section 6.29.

     6.30 Fees, etc. in Connection with Releases, etc. If the Company at any time directly or indirectly pays any fee (or other similar monetary compensation, however effected) (collectively, "FEES") to the agent, or any of the lenders, under the Credit Agreement, or to the Collateral Agent, in either case as an inducement for, or otherwise in consideration for, any release or other termination of, or any consent to the release or termination of, any of the Common Collateral (as such term is defined in the Existing Intercreditor Agreement), then the Company will contemporaneously pay a Fee, as the case may be, ratably (based on the principal amount of each Note then outstanding) to the Noteholders in an aggregate amount not less than "X," where "X" is an amount that bears the same proportion to the aggregate amount of such Fees paid to the agent and/or any of the lenders under the Credit Agreement and/or to the Collateral Agent as the then outstanding principal amount of the Notes bears to the then outstanding principal amount of Indebtedness under the Credit Agreement. Notwithstanding the foregoing, Fees shall not be deemed to include
(a) any repayment or prepayment of loans (or interest thereon), or any payment of obligations in respect of letters of credit, under the Credit Agreement, (b) any payment of breakage fees of the type referred to in Section 2.13 of the Existing Credit Agreement or (c) any payment of out-of-pocket costs or expenses (including, without limitation, attorneys' fees and expenses) incurred by the agent or any of the lenders under the Credit Agreement, or by the Collateral Agent.

     6.31  Most Favored.

          (a) If at any time after the Amendment No. 1 Effective Date the Company shall enter into, be or become a party to, or otherwise be or become bound by, the provisions of (i) any amendment to or other modification of the Existing Credit Agreement (disregarding any portion of any such amendment or other modification that (I) is required or contemplated to be entered into pursuant to the terms of SECTION 6 of the Existing Credit Agreement or the terms of any Existing Credit Document or (II) makes any Restrictive Covenant less onerous to the Company) or (ii) any credit agreement, loan agreement, indenture, note purchase agreement, note, debenture or other

                                Attachment A-17
instrument or agreement, in each case described in this clause (ii) (x) other than the Financing Documents, the Existing Credit Agreement, any Existing Credit Document, the SODI Credit Facility or any amendment or modification of any thereof to the extent satisfying either of the conditions set forth in subclauses (I) and (II) of the parenthetical phrase in the foregoing clause (i), and (y) under or in connection with which Institutional Funded Indebtedness has been issued or is otherwise outstanding ((i) or (ii), an "INDEBTEDNESS DOCUMENT"), and any such Indebtedness Document contains or otherwise provides for (whether by incorporation by reference or otherwise) one or more Restrictive Covenants that are more onerous to the Company, or that are more favorable to the lenders or other creditors under such Indebtedness Document, than the corresponding or otherwise comparable Restrictive Covenants, if any, provided for in this Agreement, or with respect to which there are no corresponding or otherwise comparable Restrictive Covenants provided for in this Agreement (such more onerous to the Company, or such more favorable to the lenders or other creditors under such Indebtedness Document, Restrictive Covenants in such Indebtedness Document, if any, and including, without limitation, any Restrictive Covenants in such Indebtedness Document that do not correspond, or otherwise are not comparable, to any Restrictive Covenants in this Agreement, the "OTHER INDEBTEDNESS MORE ONEROUS RESTRICTIVE COVENANTS"; such corresponding or other comparable Restrictive Covenants set forth in the Note Purchase Agreements, if any, the "NPA CORRESPONDING RESTRICTIVE COVENANTS"), then the Company shall promptly (and in any event within five (5) Business Days) provide written notice of such fact to each Noteholder, which notice shall be accompanied by a copy of such Indebtedness Document. The Company agrees, if requested in writing by the Required Holders within ninety (90) days of receipt by the Noteholders of such notice, to enter into one or more amendments of the Note Purchase Agreements providing for substantially the same Other Indebtedness More Onerous Restrictive Covenants as those provided for in such Indebtedness Document (with such modifications thereof, and of the NPA Corresponding Restrictive Covenants, if any, as may be necessary to give the Noteholders substantially the same (but not more favorable to such Noteholders) benefits and protections (taking into account not only such Other Indebtedness More Onerous Restrictive Covenants but also any NPA Corresponding Restrictive Covenants) afforded the lenders or creditors under such Indebtedness Document by virtue of such Other Indebtedness More Onerous Restrictive Covenants). Any such amendments to the Note Purchase Agreements shall, if requested in writing by the Required Holders, be deemed to be effective retroactively to the time the related Other Indebtedness More Onerous Restrictive Covenants became effective under such Indebtedness Document.

          (b) As used in this Agreement, the term "INSTITUTIONAL FUNDED INDEBTEDNESS" means indebtedness (whether or not secured, but subject to the second sentence of this subsection (b)) of (or Guarantied by) the Company for borrowed money or evidenced by bonds, notes, debentures, or other similar instruments (x) that at the date such indebtedness originally is incurred, created or issued, as the case may be, (1) is scheduled to mature more than twelve (12) months later and (2) is primarily owed to one or more banks, insurance companies or other financial institutions, and (y) the original principal amount of which is in excess of $5,000,000. Notwithstanding the foregoing, Institutional Funded Indebtedness shall not include secured indebtedness of the Company (or of any other Person (including, without limitation, any SPV) Guarantied by the Company) of the nature described in
Section 6.14(f), (g), (h) or (insofar as said subsection relates to Section 6.14(f), (g) or (h)), (j) of this Agreement.

                                Attachment A-18

          (c) As used in this Agreement, the term "RESTRICTIVE COVENANTS" means covenants of the Company of the general or specific nature of the covenants of the Company set forth in Section 6 hereof and (subject to the second sentence of this subsection (c)) events of default of the general or specific nature set forth in Section 8.1 hereof, or other restrictive covenants of the Company (including, without limitation, any such covenants measuring, or in effect measuring, financial performance, or any balance sheet condition or similar condition, of the Company or any of its Subsidiaries or SPVs), but in any event excluding (i) indebtedness payment or prepayment terms (other than events of default and acceleration provisions to the extent, if any, otherwise covered by this subsection (c)) and terms concerning the payment of interest and (ii) the covenant set forth in Section 6.15 of the Existing Credit Agreement and any other substantially identical covenant (or covenant covering all or a portion of substantially the same subject matter as, but in a manner that is less onerous to the Company than (and does not include any provisions that are more onerous to the Company than), Section 6.15 of the Existing Credit Agreement) agreed to by the Company in any other Indebtedness Document. The foregoing references in this subsection (c) to events of default shall be deemed to include all events of default under the Credit Agreement, but shall be deemed to exclude events of default under any other Indebtedness Document unless such events of default are of a nature that customarily would be expressed in Institutional Funded Indebtedness Indebtedness Documents as covenants as opposed to events of default. The foregoing references in this subsection (c) to covenants and events of default shall be deemed to include any defined terms as and to the extent used in such covenants and events of default.


(S)A.5. SECTION 7 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

"7.  CONFIDENTIALITY

     Any information concerning the Company or any Subsidiary that has been supplied to any holder of Notes by the Company or such Subsidiary and identified in writing by such party as confidential and that is not, at the time supplied to such holder or thereafter, information available to the public, shall be treated as confidential by such holder in accordance with the procedures and standards that such holder generally applies to information of a confidential nature (and shall not, in any event, be delivered by such holder to any Competitor). Notwithstanding the foregoing, the Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to

          (a) such holder's directors, officers, employees, agents and professional consultants,

          (b)  any other holder of any Note,

          (c) any Person to which such holder offers to sell such Note or any part thereof, provided that such Person first agrees in writing for the benefit of the Company to be subject to the requirements of this Section,

                                Attachment A-19

          (d) any federal or state regulatory authority having jurisdiction over such holder, and the National Association of Insurance Commissioners or any similar organization,

          (e) Standard & Poor's Corporation, Moody's Investor Services, Inc., or other nationally recognized financial rating service, which is reviewing the credit rating of any holder of Notes, and

          (f) any other Person to which such delivery or disclosure may be necessary or appropriate in compliance with any law, rule, regulation or order applicable to such holder, in response to any subpoena or other legal process, in connection with any litigation to which such holder is a party, or in order to protect such holder's investment in such Note."


(S)A.6. SECTION 8.1 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

"8.  EVENTS OF DEFAULT

     8.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

     (a) default by the Company in the payment of the principal amount of any of the Notes, any interest thereon or any Make-Whole Amount within two (2) Business Days following the date when due;

     (b) default by the Company in the observance or performance of any covenant set forth in Sections 6.7(e)(i) (if the Company shall have failed to give the applicable written notice contemplated by Section 6.7(e)(i) within five (5) days after a Senior Officer of the Company first having knowledge of the occurrence of any Default or Event of Default), 6.12, 6.13, 6.19, 6.21, 6.23, 6.24, 6.25 or
6.26;

     (c) any event of default or default described in a Security Document other than any Events of Default specifically provided in this Section 8.1 shall occur and remain unremedied after any applicable grace period therefor, or if no grace period is provided therein, the applicable grace period for purposes hereof shall be thirty (30) days following notice to the Company by any Noteholder of the occurrence of such event of default or default;

     (d) default by any Credit Party in the observance or performance of any provision hereof or of any other Financing Document not mentioned in (a), (b) or
(c) above, which is not remedied within thirty (30) days after the earlier of
(i) such default first becoming known to any Senior Officer of the Company or
(ii) notice to the Company by any Noteholder of the occurrence of such default;

     (e) any representation or warranty or other written statement made or deemed made herein or in any other Financing Document, or in any financial or other report or instrument or other written statement furnished in compliance herewith or therewith or in reference hereto or thereto, by the Company or any Subsidiary proves untrue in any material respect as of the date of the making, or deemed making, thereof;

                                Attachment A-20

     (f) default occurs in the payment when due of Indebtedness or default occurs in the payment, after any demand therefor, under a Performance Guaranty, in an aggregate principal amount of $5,000,000 or more when aggregated with any Indebtedness described in Section 8.1(l) which is then in default, of the Company or any Subsidiary of the Company after any applicable grace period therefor, and such default, if in payment when due of Indebtedness, continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

     (g) the Company or any Material Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country,
(v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i) through (v), inclusive, above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 8.1(g);

     (h) a custodian, receiver, trustee, liquidator or similar official is appointed for the Company or any Material Subsidiary or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 8.1(g)(v) is instituted against the Company or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

     (i) the Company or any Subsidiary of the Company fails within thirty (30) days with respect to a judgment or order that is rendered in the United States or sixty (60) days with respect to a judgment or order that is rendered in a foreign jurisdiction (or such earlier date as any execution on such judgment or order shall take place) to vacate, pay, bond or otherwise discharge any judgment or order for the payment of money the uninsured portion of which is in excess of $15,000,000 and which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (j) the Company or any Subsidiary of the Company fails to pay when due an amount aggregating in excess of $5,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Company or any of its Subsidiaries in excess of $5,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause

                                Attachment A-21
a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any Company or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (k) any Credit Party or any Person authorized to act on behalf of a Credit Party challenges the validity of any Financing Document or such Credit Party's obligations thereunder in any material respect, or any Financing Document ceases, other than in accordance with its terms, to be valid and binding or ceases, in any material respect, other than in accordance with its terms, to give to the Noteholders or the Collateral Agent, as the case may be, the Liens, rights, and powers purported to be granted in their favor thereby;

     (l) the Company or any Subsidiary of the Company shall default in any payment under any Interest Rate Protection Agreement or futures agreement permitted pursuant to Section 6.15(g) or (h) of the Existing Credit Agreement when obligated to make such payment, whether by acceleration or otherwise, and such payment default shall continue after any applicable grace period and be in an amount in excess of $5,000,000 when aggregated with all Indebtedness described in Section 8.1(f) which is then in default as described in Section 8.1(f);

     (m) any event of default under the Credit Agreement shall occur after any applicable grace period therefor;

     (n) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or

     (o) any event of default under any letter of credit or reimbursement agreement by and between the Company and the agent under the Credit Agreement shall occur after any applicable grace period therefor."


(S)A.7. SECTION 8.2(A) OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

          "(A)  ACCELERATION ON EVENT OF DEFAULT.

               (i) If any Event of Default specified in Section 8.1(g) or
          Section 8.1(h) hereof shall exist with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and,

                                Attachment A-22

               (ii) If any Event of Default other than those specified in
          Section 8.1(g) and Section 8.1(h) hereof shall exist with respect to the Company (including, without limitation, any Event of Default specified in Section 8.1(g) or Section 8.1(h) with respect to any Material Subsidiary), the holder or holders of at least thirty-three and one-third percent (33%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes."


(S)A.8. SECTION 8.2(B) OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

               "(B) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in Section 8.1(a) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) hereof, any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes."


(S)A.9. SECTION 8.2 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY ADDING A NEW SUBSECTION (F) AT THE END OF SUCH SECTION TO READ AS
        FOLLOWS:

          "(F) SECURITY DOCUMENTS. The Noteholders shall, subject to the terms of the Intercreditor Agreement, be entitled to all of the rights, benefits and remedies provided to them in the Security Documents."


(S)A.10. SECTION 9.1 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY DELETING THE FOLLOWING DEFINITIONS FROM SUCH SECTION:

     ASSET MEASUREMENT PERIOD

                                Attachment A-23

     ASSET SALE

     ASSET VALUE

     BASKET LIENS

     BUSINESS DAY (being replaced by this Amendment No. 1.)

     CAPITAL LEASE

     CLASS

     COMPANY WHOLLY-OWNED TANGIBLE NET WORTH

     COMPANY U.S. TANGIBLE NET WORTH

     CONSOLIDATED EBITDR

     CONSOLIDATED FIXED CHARGE COVERAGE RATIO

     CONSOLIDATED FREE CASH FLOW

     CONSOLIDATED FUNDED DEBT

     CONSOLIDATED INTANGIBLE ASSETS

     CONSOLIDATED INTEREST EXPENSE

     CONSOLIDATED NET INCOME

     CONSOLIDATED OPERATING INCOME

     CONSOLIDATED PRIORITY DEBT

     CONSOLIDATED RENTAL EXPENSE

     CONSOLIDATED TANGIBLE ASSETS (being replaced by this Amendment No. 1.)

     CONSOLIDATED TANGIBLE NET WORTH

     CONSOLIDATED TANGIBLE NET WORTH AMOUNT

     CONSOLIDATED TOTAL CAPITALIZATION

     CREDIT AGREEMENT (being replaced by this Amendment No. 1.)

     ENVIRONMENTAL PROTECTION LAW

                                Attachment A-24

     ERISA (being replaced by this Amendment No. 1.)

     EXCHANGE ACT

     EXCLUDED INVESTMENTS

     FAIR MARKET VALUE

     FISCAL QUARTER

     FOREIGN PENSION PLAN (being replaced by this Amendment No. 1.)

     FUNDED DEBT

     GAAP (being replaced by this Amendment No. 1.)

     GOVERNMENTAL AUTHORITY

     INDEBTEDNESS (being replaced by this Amendment No. 1.)

     INTANGIBLE ASSETS

     INVESTMENT (being replaced by this Amendment No. 1.)

     IRC

     LIEN (being replaced by this Amendment No. 1.)

     MATERIAL ADVERSE EFFECT (being replaced by this Amendment No. 1.)

     MATERIAL SUBSIDIARY (being replaced by this Amendment No. 1.)

     MONTHLY YEAR-TO-DATE INCREASE AMOUNT

     MULTIEMPLOYER PLAN

     PBGC (being replaced by this Amendment No. 1.)

     PENSION PLAN

     PERMITTED BUSINESS (being replaced by this Amendment No. 1.)

     PERSON (being replaced by this Amendment No. 1.)

     PURCHASE MONEY LIENS

     QUARTERLY YEAR-TO-DATE INCREASE AMOUNT

                                Attachment A-25

     RESTRICTED PAYMENT

     RESTRICTED SUBSIDIARY

     SALE/LEASEBACK TRANSACTION

     SECTION 6.9(N) COMPANY

     SUBSIDIARY (being replaced by this Amendment No. 1.)

     TRANSFER (being replaced by this Amendment No. 1.)

     UNRESTRICTED SUBSIDIARY

     WHOLLY-OWNED RESTRICTED SUBSIDIARIES

     WHOLLY-OWNED FOREIGN RESTRICTED SUBSIDIARIES

     WHOLLY-OWNED U.S. RESTRICTED SUBSIDIARIES


(S)A.11. SECTION 9.1 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY ADDING THE FOLLOWING DEFINITIONS IN THEIR APPROPRIATE ALPHABETICAL ORDER IN SUCH SECTION:

     "Amendment No. 1 Effective Date" has the meaning specified in Section 4.2 of Amendment No. 1.

     "Amendment No. 1" means Amendment No. 1 to Note Purchase Agreements, dated as of September 6, 1996, among the Company and the Persons identified in Annex 1 thereto as "Current Noteholders."

     "Business Day" means:

          (a) as used in Section 6 or Section 8.1, any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, or New York, New York and

          (b)  as used in any Section of this Agreement other than Section 6 or
     Section 8.1, a day other than a Saturday, a Sunday or, a day on which the bank designated by the holder of a Note to receive for such holder's account payments on such Note is required by law to be closed.

     "C.A. Effective Date" means July 30, 1996.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

                                Attachment A-26

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody's, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any lender under the Credit Agreement, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody's is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such lender or such other Person thereunder, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above, and (vii) temporary investments of cash not otherwise permitted above to the extent the same is being held to fund reasonably anticipated working capital needs, such investments described in this clause
(vii) not to exceed at any time outstanding the equivalent of $10,000,000.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" has the meaning specified in or pursuant to the Existing Intercreditor Agreement.

     "Compulsory Acquisition" has the meaning ascribed to such term in the Offer to Purchase (as delivered to each Noteholder).

     "Consolidated Adjusted Net Income" means, for any period, (i) the net income (or loss), after provision for taxes, of the Company and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, excluding the effects of (v) extraordinary gains or losses, together with any related provisions for taxes, (w) the net income (or loss) of any Person that is not a Subsidiary, (x) the net income (or loss) of any Subsidiary to the extent such Subsidiary is subject to any agreement restricting or limiting the declaration or payment of dividends or any other distributions to the Company or any intermediate parent company of such Subsidiary (1) other than agreements as to formalities required to declare or make a dividend or distribution, agreements that require retention of reasonable cash reserves for working capital purposes, or any APB23 declarations, and (2) except to the extent cash dividends or distributions have actually been paid out of such Subsidiary during such period, (y) the net income (or loss) of Persons (other than Persons that are already Subsidiaries during such period) acquired by, merged into or consolidated with the Company or any of its Subsidiaries earned before the effective date of such acquisition, merger or consolidation, and (z) non-recurring writeoffs and costs and expenses in connection with the Exchange Offer, the Mandatory Bid and the Compulsory Acquisition, if any; plus (ii) dividends

                                Attachment A-27
or distributions received by the Company and its Subsidiaries during such period from SPVs or other Persons that are not Subsidiaries.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Company and its Subsidiaries on a consolidated basis for such period, in connection with Indebtedness, all as determined in accordance with GAAP, but excluding capitalized interest expense and interest expense attributable to expected federal income tax settlements.

     "Consolidated Interest Income" means, for any period, total interest income of the Company and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

     "Consolidated Net Worth" means, as of any date of determination, the Company's consolidated stockholders equity determined in accordance with GAAP, excluding any capital stock subject to mandatory redemption before the Maturity Date. For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

     "Consolidated Tangible Assets" means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Company, its Subsidiaries and, to the extent of the equity interest of the Company and its Subsidiaries therein, SPVs at such time determined on a consolidated basis minus the aggregate book value of Intangible Assets of the Company, its Subsidiaries and, to the extent of the equity interest of the Company and its Subsidiaries therein, SPVs at such time determined on a consolidated basis, in accordance with GAAP.

     "Controlling Affiliate" means for the Company, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Company (other than Persons controlled by the Company), and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in the Company. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Credit Agreement" means the Secured Credit Agreement, dated as of July 30, 1996, among: (i) the Company; (ii) the lenders from time to time a party thereto; (iii) ABN AMRO Bank N.V., as agent for such lenders; (iv) SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as documentation agents for such lenders; and (v) Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank, as co-agents for such lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Credit Documents" has the meaning specified in the Existing Credit Agreement.

     "Credit Party" means the Company or any Guarantor.

     "Dollar" and "U.S. Dollar" and the sign "$" mean lawful money of the United States of America.

                                Attachment A-28

     "EBIT" means, for any period, Consolidated Adjusted Net Income before (i) Consolidated Interest Expense and interest expense attributable to expected federal income tax settlements, and (ii) provisions for taxes based on income or revenues, all as determined in accordance with GAAP for such period.

     "EBITDA" means, for any period, (i) EBIT plus (ii) the amount of all depreciation and amortization expense deducted in determining Consolidated Adjusted Net Income, all as determined in accordance with GAAP for such period.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means any of the events or circumstances specified in
Section 8.1.

     "Exchange Offer" means the "Exchange Offer" of the Company for the shares of Transocean made pursuant to the Offer to Purchase (as delivered to each Noteholder).

     "Exchange Offer Consummation Date" means the date the Exchange Offer is consummated.

     "Existing Credit Agreement" means the Credit Agreement as in effect on the Amendment No. 1 Effective Date.

     "Existing Credit Documents" means the Credit Documents as in effect on the Amendment No. 1 Effective Date.

     "Existing Intercreditor Agreement" means the Intercreditor Agreement as in effect on the Amendment No. 1 Effective Date, or as subsequently amended or otherwise modified with the written consent of the Company.

     "Fees" is defined in Section 6.30.

     "Financing Documents" means the Note Purchase Agreements, the Notes, Amendment No. 1 and the Security Documents, as any of the same may be amended, supplemented or otherwise

                                Attachment A-29
modified from time to time (including, without limitation, in the case of the Note Purchase Agreements, by Amendment No. 1).

     "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Company which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means any of Sonat Offshore Norway Inc., Sonat Offshore Ventures Inc., Sonat Turnkey Drilling Inc. and Sonat Offshore (U.K.) Inc. or any other domestic Subsidiary of the Company required to become a Guarantor pursuant to Section 6.11 of the Credit Agreement, or that otherwise becomes a guarantor under a Subsidiary Guaranty, in each case unless and until the relevant Subsidiary Guaranty is released pursuant to Section 6.11 of the Credit Agreement or in accordance with the Existing Intercreditor Agreement or Section 3.5 or
Section 3.4 of the relevant Subsidiary Guaranty.

     "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iv) otherwise to assure the owner of such Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

                                Attachment A-30

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Company or any of its Subsidiaries.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under (x) Interest Rate Protection Agreements, (y) commodity hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price commodity agreements and all other agreements or arrangements, in each case designed primarily to protect against fluctuations in commodity prices, and (z) futures agreements, arrangements or options designed primarily to protect against fluctuations in currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

     "Indebtedness Document" is defined in Section 6.31(a).

     "Initial Borrowing Date" means the date of the initial borrowing by the Company under the Credit Agreement, which date shall be no later than September 30, 1996.

     "Institutional Funded Indebtedness" is defined in Section 6.31(b).

     "Intangible Assets" means patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles, and all other property which would be considered to be intangible under GAAP.

     "Intercreditor Agreement" is defined in Attachment C to Amendment No. 1.

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) EBITDA for the four fiscal quarter period then ended, minus all dividends paid to shareholders of the Company during such four fiscal quarter period and all cash income taxes paid during such four fiscal quarter period, to
(ii) Consolidated Interest Expense for the four fiscal quarter period then ended; provided that for the first three (3) full fiscal quarters ended after the Exchange Offer

                                Attachment A-31

Consummation Date, the Interest Coverage Ratio shall be determined for the number of full fiscal quarters ended after the Exchange Offer Consummation Date only.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Investment Grade Condition" shall be deemed to be satisfied at any time if

          (a) the senior unsecured long-term Indebtedness of the Company shall at such time be rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's, or

          (b) the senior unsecured long-term Indebtedness of the Company shall at such time be rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's, assuming for purposes of both of such ratings (which assumption shall be made explicit by both S&P and Moody's in their respective rating letters) that the Liens and Guaranties provided for by the Security Documents shall have been released and terminated before or at such time, whether or not such Liens and Guaranties actually shall have been released and terminated.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Mandatory Bid" has the meaning ascribed to such term in the Offer to Purchase (as delivered to each Noteholder).

     "Mandatory Bid Bank Guarantee" means any bank guarantee issued by a bank at the request of the Company in connection with the Mandatory Bid as required under Norwegian law or by the Oslo Stock Exchange, which guarantee shall be in a maximum amount no greater than the aggregate cash purchase price offered for the shares of Transocean stock in the Mandatory Bid, together with interest thereon as is required under Norwegian law or by the Oslo Stock Exchange.

     "Material Adverse Effect" means an effect that results in a material adverse (i) change, since March 31, 1996 (or after the Exchange Offer Consummation Date, since the Exchange Offer Consummation Date), in (x) the business, properties, assets, financial condition or (prior to the Initial Borrowing Date) prospects of (a) before the Exchange Offer Consummation Date, the Company and its Subsidiaries taken as a whole, or Transocean and its Subsidiaries taken as a whole, or (b) after the Exchange Offer Consummation Date, the Company and its Subsidiaries taken as a whole, or (y) the ability of the Company or the Company and the other Credit Parties taken as a whole to perform their payment obligations under the Note Purchase Agreements, the Notes or the other Financing Documents to which they are parties, or (ii) change in the rights and remedies of the Noteholders in any material adverse respect under the any of the Financing Documents (other than in accordance with the express terms thereof).

                                Attachment A-32

     "Material Subsidiary" means Sonat Offshore Norway Inc., Sonat Offshore Ventures Inc., Sonat Turnkey Drilling Inc., Sonat Offshore U.K. Inc., Sonat Offshore Far East and, after the Exchange Offer Consummation Date, NSub and Transocean (in each case for so long as such entity is a Subsidiary), and each other Subsidiary of the Company that has total assets (excluding assets that would be eliminated in consolidation with the Company and its Subsidiaries) which equates to at least five percent (5%) of the Company's Total Assets or that had net income (determined in accordance with GAAP but excluding revenues and expenses that would be eliminated in consolidation with the Company and its Subsidiaries) during the most recently completed fiscal year of the Company in excess of the greater of (i) $1,000,000 and (ii) fifteen percent (15%) of Consolidated Adjusted Net Income during such fiscal year of the Company.

     "Maturity Date" means February 15, 2004.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Non-recourse Debt" means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Company or any of its Subsidiaries.

     "Noteholders" means the holders, from time to time, of the Notes.

     "Note Pledge Agreement" is defined in Attachment C to Amendment No. 1.

     "Note Purchase Agreements" means this Agreement and the other note purchase agreement under which the Notes were issued, as either of the same may be amended, supplemented or otherwise modified from time to time (including, without limitation, by Amendment No. 1).

     "NPA Corresponding Restrictive Covenants" is defined in Section 6.31(a).

     "NSub" means a company to be organized by the Company under the laws of the Kingdom of Norway to hold the stock of Transocean immediately after the Exchange Offer Consummation Date.

     "Offer to Purchase" means the definitive Prospectus/Offer to Purchase/Proxy Statement of the Company relating to the Exchange Offer, as amended or extended by the Company.

     "Other Indebtedness More Onerous Restrictive Covenants" is defined in
Section 6.31(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Performance Guaranties" means all Guaranties of the Company or any of its Subsidiaries delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Company, any of its Subsidiaries or a SPV.

                                Attachment A-33

     "Performance Letters of Credit" means all letters of credit for the account of the Company, any Subsidiary or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.

     "Permitted Business" has the meaning ascribed to such term in Section 6.9.

     "Permitted Liens" means the Liens described in Section 6.14.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Company or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Put Prepayment Date" is defined in Section 4.6(a).

     "Restrictive Covenants" is defined in Section 6.31(c).

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "Security Documents" means the Stock Pledge Agreement, the Note Pledge Agreement, the Subsidiary Guaranties, Section 7.4 of the Existing Credit Agreement and any other security agreements, mortgages and like agreements or instruments delivered by the Company or any Guarantor granting a Lien on any of such Person's property to the Collateral Agent for the benefit (without limitation) of the Noteholders and the lenders under the Credit Agreement to secure (without limitation) the Company's payment obligations under the Financing Documents and the Credit Documents (provided that nothing in this definition shall be deemed to constitute the consent of any Noteholder to the granting of any Lien not expressly permitted by Section 6.14), as any of the same may be amended, supplemented or otherwise modified from time to time.

     "SODI Credit Facility" means that certain Amended and Restated Credit Agreement dated as of December 28, 1995, by and among the Company, SunTrust Bank, Atlanta, as agent, ABN AMRO, as co-agent, and certain lenders parties thereto.

     "SPV" means any Person that is not a Guarantor that is designated by the Company as a SPV (no such Persons having yet been so designated by the Company as of the Amendment No. 1 Effective Date), provided that the Company shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any Material Subsidiary or Guarantor. The Company may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to each Noteholder specifying the

                                Attachment A-34
name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

     "Stock Pledge Agreement" is defined in Attachment C to Amendment No. 1.

     "Subsidiary" means, for any Person, any other Person (other than, except in the context of Section 6.7(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries.

     "Subsidiary Guaranty" means any Guaranty of any Subsidiary delivered pursuant to Attachment C to Amendment No. 1 or Section 6.11 of the Credit Agreement.

     "Taxes" means all governmental taxes, rates, assessments, fees, charges and levies.

     "Total Assets" means, as of any date of determination, the aggregate book value of the assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

     "Total Capital" means, as of any date of determination, the sum of Total Funded Debt plus Consolidated Net Worth as of such date.

     "Total Funded Debt" means, as of any date of determination, the sum (without duplication) of (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on a consolidated balance sheet as a liability, (ii) all obligations, contingent or otherwise, relative to the face amount of letters of credit and bankers acceptances issued and outstanding and (iii) all obligations as lessee under leases which are required to be recorded as Capitalized Lease Obligations in accordance with GAAP, all calculated on a consolidated basis for the Company and its Subsidiaries; provided, however, Total Funded Debt shall exclude (x) Non-recourse Debt, (y) Performance Letters of Credit and Performance Guaranties until any such Performance Letter of Credit is drawn upon or any such Performance Guarantee is called upon, in which case the aggregate amount drawn thereunder or called upon, and unpaid from time to time, shall be included from and after the date and time of such event and (z) letters of credit issued and outstanding in the ordinary course of business to comply with governmental requirements relating to the import and export of vessels until any such letter of credit is drawn upon, in which case the aggregate amount drawn thereunder and unpaid from time to time shall be included from and after the date and time of such event.

     "Total Funded Debt to Total Capital Ratio" means, as of any date, the ratio, expressed as a percentage, of Total Funded Debt to Total Capital. For purposes of this ratio, (i) until the delivery of the consolidated balance sheet of the Company as of September 30, 1996, Consolidated Net

                                Attachment A-35

Worth shall equal $1,580,000,000, and (ii) from and after the delivery of such consolidated balance sheet, Consolidated Net Worth as of any date shall be determined as of the date of the most recent consolidated balance sheet of the Company delivered pursuant to Section 6.7(a)(i) or (ii).

     "Transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value as established in accordance with GAAP in excess of $250,000, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

     "Transocean" means Transocean ASA, a company organized under the laws of the Kingdom of Norway.

     "Transocean Credit Facility" means that certain Facility Agreement dated as of December 20, 1995, by and among Transocean, Den Norske Bank AS as agent and security agent, Chase Investment Bank Limited, Den Norske Bank AS and Meespierson N.V., as arrangers, and others.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any of its Subsidiaries to the PBGC or such Plan.


(S)A.12. SECTION 9.2 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     "9.2 Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Company referred to in Section B.9 of Attachment B to Amendment No. 1 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) other than changes mandated by SFAS 106 and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the ability of the Company or of any of its Subsidiaries to comply with the financial covenants, standards or terms found in this Agreement, the Company and the Noteholders agree to enter into negotiations in order to amend (pursuant to Section 10.5) such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern."

                                Attachment A-36

(S)A.13. SECTION 9.3 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     "9.3  DIRECTLY OR INDIRECTLY.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person."


(S)A.14. SECTION 10.5(D) OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY REPLACING THE CROSS-REFERENCE TO SECTION 7.4 WITH A CROSS-REFERENCE TO
         SECTION 6.8.


(S)A.15. SECTION 10 OF THE EXISTING NOTE PURCHASE AGREEMENTS IS AMENDED BY ADDING THE FOLLOWING NEW SECTIONS 10.10 AND 10.11 AT THE END OF SUCH SECTION TO READ AS FOLLOWS:

     "10.10 Officer's Certificates. It is not intended that any certificate of any officer of any Credit Party delivered to any Noteholder pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

     10.11 Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required."

                                Attachment A-37

                                                                    ATTACHMENT B

                         WARRANTIES AND REPRESENTATIONS


     The Company makes the following warranties and representations pursuant to
Section 3 (it being understood and agreed that the following representations and warranties, to the extent made (or deemed made) prior to or on the Amendment No. 1 Effective Date and insofar as they relate to Transocean and its Subsidiaries, are to the knowledge of the officers of the Company and are based solely on the Company's review of publicly available information and certain confidential information made available to the Company by Transocean without making any representation or warranty as to the accuracy of any such information):

     B.1   Corporate Organization. (a) The Company and each of its Material
Subsidiaries: (i) is a duly organized and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power (or comparable power, in the case of a Material Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

     (b) As of the C.A. Effective Date, the Company and Transocean each had no Subsidiaries other than those Subsidiaries listed on Schedule 5.1 to the Existing Credit Agreement. Such Schedule 5.1 correctly sets forth, as of the C.A. Effective Date, the percentage ownership (direct and indirect) of the Company and of Transocean in each class of capital stock of each of its Subsidiaries.

     B.2 Corporate Power and Authority; Validity. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Financing Documents to which it is a party and has taken all necessary corporate action (or comparable action, in the case of a Credit Party that is not a corporation) to authorize the execution, delivery and performance of such Financing Documents. Each Credit Party has duly executed and delivered each Financing Document to which it is a party and each such Financing Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

     B.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Financing Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or

                                Attachment B-1
impose) any Lien other than any Permitted Lien upon any of the property or assets of the Company or any of its Subsidiaries under, the terms of any material contractual obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws or other applicable corporate governance documents of the Company or any of its Subsidiaries.

     B.4 Litigation. There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

     B.5   [Intentionally Omitted.]

     B.6 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     B.7 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     B.8 True and Complete Disclosure. All factual information (taken as a whole) furnished by the Company or any of its Subsidiaries in writing to any Noteholder in connection with Amendment No. 1 or any transaction contemplated therein is (disregarding any updated, corrected, supplemented, superseded or otherwise modified information except as so updated, corrected, supplemented, superseded or otherwise modified on or before the Amendment No. 1 Effective
Date), and all other such factual information hereafter furnished by any such Persons in writing to any Noteholder in connection herewith, or with any of the other Financing Documents, will be, on the date of such information, true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

     B.9 Financial Statements. The financial statements heretofore delivered to the Noteholders (i) for the Company's and Transocean's fiscal years ending December 31, 1995, and for the Company's and Transocean's fiscal quarters ending March 31, 1996, have been prepared in accordance with GAAP and generally accepted accounting principles in effect in the Kingdom of Norway, respectively, applied on a basis consistent, except as otherwise noted therein, with such entity's financial statements for the previous fiscal year. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Company and Transocean, as applicable, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes (in the case of the Company, as permitted by the SEC). As of the C.A. Effective Date, the Company and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Company that were not disclosed in the financial statements

                                Attachment B-2
referred to in this Section or in the notes thereto or disclosed in writing to each Noteholder. The pro forma financial statements heretofore delivered to the Noteholders for the Company as of March 31, 1996, have been prepared on a basis consistent, except as otherwise noted therein, with the Company's financial statements for the fiscal quarter ending March 31, 1996.

     B.10 No Material Adverse Change. There has occurred no event or effect that has had or is reasonably likely to have a Material Adverse Effect.

     B.11 Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

     B.12 Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns, and all other material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against Company and its Subsidiaries or any of their properties (other than any such assessments that are not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP).

     B.13 ERISA. With respect to each Plan, the Company and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA except as described in Schedule 5.13 to the Existing Credit Agreement, and in each case with such exceptions as are not reasonably likely to have a Material Adverse Effect. As of the C.A. Effective Date, neither the Company nor any of its Subsidiaries had any contingent liability with respect to any post-retirement benefits under a welfare plan subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Company for the fiscal quarter ending March 31, 1996, described in Section B.9.

     B.14 Security Interests. On and after the Amendment No. 1 Effective Date, each of the Note Pledge Agreement and the Stock Pledge Agreement will create, upon the filing of properly completed UCC financing statements in the appropriate jurisdictions or possession of the collateral referred to therein by the Collateral Agent if necessary to perfect a security interest in such collateral, in favor of the Collateral Agent as security for the payment obligations of the Company under the Financing Documents and the other obligations referred to in the Security Documents contemplated to be so secured, a valid and enforceable perfected first priority (subject only to Permitted Liens) security interest in and Lien on all of the collateral described therein, subject to no other Liens except Permitted Liens.

     B.15 Consents. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Company in order to execute and deliver this Agreement and to consummate the Amendment have been or will have been obtained or made and are or will be in full force and effect.

                                Attachment B-3

     B.16 Capitalization. All outstanding shares of the Material Subsidiaries of the Company have been duly and validly issued, are fully paid and are nonassessable, in each case with such exceptions as are not reasonably likely to have either a Material Adverse Effect or an adverse effect on the control of the Company of any such Material Subsidiary. Except as described on Schedule 5.16 to the Existing Credit Agreement, none of the Material Subsidiaries of the Company, as of the Exchange Offer Consummation Date, had outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of its capital stock.

     B.17 Intellectual Property. The Company and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Company and its Subsidiaries as presently conducted with such exceptions which are not reasonably likely to have a Material Adverse Effect.

     B.18 Ownership of Property. The Company and each domestic Material Subsidiary has good title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and each foreign Material Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in each case with such exceptions as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, subject to no Liens except Permitted Liens.

     B.19 Compliance with Statutes, Etc. The Company and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except for such instances of non-compliance as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

     B.20 Environmental Matters. (a) Except as described in Schedule 5.20 to the Existing Credit Agreement, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such instances of non-compliance as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Company, there are no pending, past or threatened Environmental Claims against the Company or any of its Subsidiaries on any property owned or operated by the Company or any of its Subsidiaries except as described in such Schedule 5.20 or except as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Company, there are no conditions or occurrences on any property owned or operated by the Company or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that are reasonably likely to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such property that individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

     (b) To the best of the Company's knowledge, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not

                                Attachment B-4
at any time been released on or from any property owned or operated by the Company or any of its Subsidiaries, in the case of both (i) and (ii), with such exceptions as are not reasonably likely to have a Material Adverse Effect.

     B.21 Existing Indebtedness. Schedule 5.21 to the Existing Credit Agreement contains a complete list of all Indebtedness outstanding as of the C.A. Effective Date (other than the Indebtedness under the Credit Agreement and Indebtedness permitted by Section 6.15(c) through (r) of the Existing Credit Agreement) and permitted by Section 6.15(b) of the Existing Credit Agreement, in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

     B.22 Dividend Restrictions. Except as permitted under Section 6.12 of the Note Purchase Agreements (assuming for such purpose that the Amendment becomes effective) or described on Schedule 5.22 to the Existing Credit Agreement, as of the C.A. Effective Date, none of the Subsidiaries of the Company is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions on its capital stock by any such Subsidiary.

     B.23 Credit Agreement. A true and correct copy of the Credit Agreement, as in full force and effect as of the C.A. Effective Date and the Amendment No. 1 Effective Date, is attached as Exhibit E. All conditions precedent referred to in Section 4.1 of the Credit Agreement related to the initial advance of the loans by the lenders thereunder have been satisfied (or waived, provided that the Company shall have notified you in writing of any such conditions that have been waived) on or prior to the Amendment No. 1 Effective Date. The Initial Borrowing Date (as defined in the Existing Credit Agreement) has occurred on or prior to the Amendment No. 1 Effective Date.

     B.24 Exchange Offer Documents. True and correct copies of each of the Exchange Offer Documents (as defined in the Existing Credit Agreement) as of the Amendment No. 1 Effective Date have been provided to each Current Noteholder.

     B.25 Existing Indebtedness Documents. As of the Amendment No. 1 Effective Date, the only credit agreements, loan agreements, indentures, note purchase agreements, notes, debentures or other instruments or agreements under or in connection with which Institutional Funded Indebtedness has been issued or is otherwise outstanding are

          (a)  the Financing Documents,

          (b) the Existing Credit Agreement and the Existing Credit Documents, and

          (c)  the SODI Credit Facility.

                                Attachment B-5

                                                                    ATTACHMENT C

                    CONDITIONS TO EFFECTIVENESS OF AMENDMENT

     The Amendment shall become effective, if at all, at such time as

          (a)  the Company and

          (b)  both Current Noteholders

shall have executed and delivered a Confirmation of Consent to Amendment substantially in the form of Attachment C1 (or in such other form as agreed to in writing by the Company and the Current Noteholders). Such execution and delivery shall constitute conclusive proof of the effectiveness of the Amendment, and the Amendment shall not (unless otherwise agreed in writing by the Company and the Current Noteholders) be deemed to be effective unless such execution and delivery shall have occurred.

     The willingness of the Current Noteholders to execute and deliver such Confirmation of Consent to Amendment is subject to the following conditions (any of which may be waived in writing by the Current Noteholders):

     C.1  OPINIONS OF COUNSEL.

     Each Current Noteholder shall have received from

          (a) Hughes Hubbard & Reed, special counsel for the Company, an opinion, dated the Amendment No. 1 Effective Date, substantially in the form of Attachment C2A and as to such other matters as either Current Noteholder may reasonably request, and

          (b) Eric B. Brown, General Counsel of the Company, an opinion, dated the Amendment No. 1 Effective Date, substantially in the form of Attachment C2B and as to such other matters as either Current Noteholder may reasonably request.

This Section C.1 shall constitute direction by the Company to each of such counsel to deliver such opinions to each Current Noteholder.

     C.2  NO DEFAULT; REPRESENTATIONS AND WARRANTIES TRUE.

     No Default or Event of Default shall exist, and no Default or Event of Default would exist immediately after (and after giving effect to), the Amendment. Each of the warranties and representations set forth in Attachment B shall be true and correct on the Amendment No. 1 Effective Date.

                                Attachment C-1

     C.3  AUTHORIZATION OF TRANSACTIONS.

     The Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement, each of the Security Documents and the Intercreditor Agreement and the transactions contemplated by each of such agreements.

     C.4  INTERCREDITOR AGREEMENT.

     Each of the parties (other than the Current Noteholders) to an Intercreditor Agreement substantially in the form of Exhibit A (such agreement, as it may be amended, restated or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT") shall have executed and delivered such agreement and each Current Noteholder shall have received a fully executed counterpart thereof.

     C.5  SECURITY DOCUMENTS.

     Each Current Noteholder shall have received fully executed counterparts of:

          (a) a Stock Pledge Agreement substantially in the form of Exhibit B (such agreement, as it may be amended, restated or otherwise modified from time to time, the "STOCK PLEDGE AGREEMENT");

          (b) a Note Pledge Agreement substantially in the form of Exhibit C (such agreement, as it may be amended, restated or otherwise modified from time to time, the "NOTE PLEDGE AGREEMENT"); and

          (c) a separate Subsidiary Guaranty substantially in the form of Exhibit D (each such guaranty, as it may be amended, restated or otherwise modified from time to time, a "SUBSIDIARY GUARANTY") executed by each of Sonat Offshore Norway Inc., Sonat Offshore Ventures Inc., Sonat Turnkey Drilling Inc. and Sonat Offshore U.K. Inc.

     C.6  CERTAIN MATTERS RE CREDIT AGREEMENT, ETC.

     Each of the conditions precedent set forth in Section 4 of the Existing Credit Agreement with respect to the initial borrowings thereunder shall have been satisfied (or waived, provided that the Company shall have notified you in writing of any such conditions that have been waived) and the lenders thereunder shall have advanced the initial loans thereunder. Without limitation of the foregoing, the Initial Borrowing Date (as such term is defined in the Existing Credit Agreement) shall have occurred.

     C.7  EXPENSES.

     All fees and disbursements required to be paid pursuant to Section 6 shall have been paid in full.

     C.8  PROCEEDINGS SATISFACTORY.

                                Attachment C-2

     All proceedings taken in connection with the execution and delivery of this Agreement and the other Financing Documents and all documents and papers relating thereto shall be reasonably satisfactory to each Current Noteholder. The Current Noteholders and their special counsel shall have received copies of such documents and papers as any of them may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Current Noteholders.

                                Attachment C-3

                                                                   ATTACHMENT C1


                      CONFIRMATION OF CONSENT TO AMENDMENT
                      ------------------------------------


Date:     September ____, 1996

Re: Amendment No. 1 to Note Purchase Agreements with respect to $30,000,000 6.90% Senior Notes due February 15, 2004 of Transocean Offshore Inc. (formerly known as Sonat Offshore Drilling Inc.) (the "COMPANY")

     Reference is made to Amendment No. 1 to Note Purchase Agreements, dated as of September 6, 1996 ("AMENDMENT NO. 1"), among the Company, Principal Mutual Life Insurance Company ("PRINCIPAL") and Provident Life and Accident Insurance Company ("PROVIDENT") (Principal and Provident are collectively referred to herein as the "NOTEHOLDERS"). Pursuant to Amendment No. 1 the Company has requested that each of the Noteholders consent to the Amendment (as such term is defined in Section 2 of Amendment No. 1).

     The Company hereby confirms its consent to the Amendment (as such term is defined in Section 2 of Amendment No. 1).

     In accordance with Section 4.2 and Attachment C of Amendment No. 1, each Noteholder (a) hereby confirms, based on certain warranties and representations made, and certain documents delivered, by or on behalf of the Company pursuant to or otherwise in connection with the transactions referred to in Amendment No. 1, that such Noteholder is satisfied with respect to all proceedings taken in connection with the execution and delivery of Amendment No. 1 and all documents and papers relating thereto are reasonably satisfactory to such Noteholder (provided that this clause (a) shall not be construed as a waiver of any rights or remedies that either Noteholder may have in the event that any such warranty or representation shall have been breached) and (b) hereby consents to the Amendment (as such term is defined in Section 2 of Amendment No. 1).

     Two or more duplicate originals hereof may be signed by the Noteholders and the Company, each of which shall be an original but all of which together shall constitute one and the same instrument. This confirmation may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each Noteholder and the Company, and each set of counterparts that, collectively, show execution by each Noteholder and the Company shall constitute one duplicate original.

                                    TRANSOCEAN OFFSHORE INC.



                                    By________________________________

                                     Name:

                                Attachment C1-1

                                     Title:


                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                                    By________________________________

                                      Name:
                                      Title:



                                    By________________________________

                                      Name:
                                      Title:


                                    PROVIDENT LIFE AND ACCIDENT INSURANCE
                                    COMPANY



                                    By________________________________

                                      Name:
                                      Title:


                                Attachment C1-2

[SIGNATURE PAGE FOR CONFIRMATION OF CONSENT TO AMENDMENT IN CONNECTION WITH AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS WITH RESPECT TO 6.90% SENIOR NOTES DUE FEBRUARY 15, 2004 OF TRANSOCEAN OFFSHORE INC. (FORMERLY KNOWN AS SONAT OFFSHORE DRILLING INC.)]

                                Attachment C1-3

                                                                  ATTACHMENT C2A

              [FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY]

                               Attachment C2A-1

                                                                  ATTACHMENT C2B

              [FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY]

                               Attachment C2B-1

                                                                       EXHIBIT A

                       [FORM OF INTERCREDITOR AGREEMENT]

                                                                       EXHIBIT B

                        [FORM OF STOCK PLEDGE AGREEMENT]

                                                                       EXHIBIT C

                        [FORM OF NOTE PLEDGE AGREEMENT]

                                                                       EXHIBIT D

                         [FORM OF SUBSIDIARY GUARANTY]

                                                                       EXHIBIT E

                           [COPY OF CREDIT AGREEMENT]